For Immediate Release:

Investor Relations Contact: Joe Allman
Republic Airways Holdings
Tel. (317) 246-2612

Republic Airways Holdings reports third quarter 2014 financial results
Company announces early repayment of $28 million convertible note

Indianapolis, Indiana (Oct. 28, 2014) - Republic Airways Holdings Inc. (NASDAQ/NM: RJET) today reported financial results for the third quarter of 2014. Key points include:

•
Republic's pre-tax income from continuing operations for the third quarter of 2014 was $30.5 million compared to $5.4 million for the prior year's third quarter. In the third quarter of 2013, the Company incurred an impairment charge of $21.2 million. Absent this impairment, Republic's pre-tax income from continuing operations increased $3.9 million, or 14.7%. Republic's net income for the third quarter of 2014 was $18.5 million, or $0.35 per diluted share.

•
Republic's pre-tax income from continuing operations for the nine months ended Sept. 30, 2014 was $86.6 million compared to $51.7 million for the same period of 2013. Absent impairment charges in both years and a fair value gain recorded in 2014, Republic's pre-tax income from continuing operations increased from $72.9 million to $88.1 million, or 20.9%. Republic's net income for the nine months ended Sept. 30, 2014 was $52.6 million, or $1.01 per diluted share.

•
During the quarter, the Company announced it would add 50 new E175 aircraft to its Capacity Purchase Agreement with United.  The aircraft, which each have a term of 12 years, are expected to be delivered between mid-2015 and mid-2017.  The Company and United also agreed to an early wind-down schedule for the Company’s 31 Q400 aircraft currently in operation between early 2015 and late 2016.  Republic has entered into a sublease with Flybe Limited, a UK airline, for 24 Q400 aircraft, with deliveries to Flybe coordinated with the removal of the aircraft from United service. The remaining Q400 aircraft will be sold, leased or returned to the lessor after removing them from United service.

"We continue to be pleased with how our airline is performing both financially and operationally. Our business results would not be possible without the dedication and focus of my 6,500 co-workers, who consistently deliver on our mission of providing safe, clean, reliable and seamless service to our major airline partners on a daily basis," said Republic's Chairman, President and CEO Bryan Bedford. "On behalf of our entire leadership team, I sincerely thank all of my co-workers for their passionate and dedicated service."

Operating Revenue Highlights
Operating revenues increased $11.1 million, or 3.3%, as compared to the third quarter of 2013 to $349.7 million in the third quarter of 2014. Fixed-fee service revenue increased $23.4 million, or 7.3%, to $343.7 million due to increased E175 flying with American Airlines offset by the removal of 15 E140 and 12 E145 aircraft from service. Passenger service revenue decreased $12.6 million because of the removal of E190 aircraft operating under pro-rate agreement with Frontier.

Operating Expense Highlights
The increase in wages and benefits expenses of $6.7 million, or 7.7%, was primarily due to an increase in E175 operations, an increase in the cost of benefits we provide to our employees and new pilot flight and duty rest regulations.

Fuel expense for the third quarter of 2014 decreased $6.2 million, or 54.9%, as compared to the third quarter of 2013 to $5.1 million primarily due to a 56.9% decrease in gallons consumed related to the elimination of pro-rate flying for Frontier. Fuel expense is primarily attributable to our fixed-fee charter operations and is a pass-through to our customers.

Depreciation and amortization expense for the third quarter of 2014 increased $6.7 million, or 18.1%, as compared to the third quarter of 2013 due primarily to the increase in the E175 fleet.

The other impairment charge of $21.2 million during the third quarter of 2013 was due to an impairment charge on owned E190 aircraft and the write-off of maintenance deposits on leased E190 aircraft.

Fleet Highlights
As of Sept. 30, 2014, Republic operated a fleet of 240 aircraft. Through September, the Company has removed 27 ERJ aircraft from CPA service, and has taken delivery of 17 E175 aircraft and expects to take delivery of seven additional E175 aircraft during the remainder of 2014. As of Sept. 30, 2014, within its fixed-fee and charter agreements, the Company operated 42 aircraft with 44-50 seats and 198 aircraft with 69-99 seats.

Balance Sheet and Liquidity
The Company's total cash balance decreased $17.2 million to $283.5 million as of Sept. 30, 2014, compared to Dec. 31, 2013. Restricted cash increased $1.8 million, to $25.8 million, from Dec. 31, 2013, due to the escrow requirements under fixed-fee charter agreements. The Company's unrestricted cash balance decreased $19.0 million, to $257.7 million, from Dec. 31, 2013, due mainly to equity investments into new aircraft and the redemption of a $22.3 million convertible note. A consolidated balance sheet and summary cash flow statement have been included in the tables section of this release.

During the nine months ended Sept. 30, 2014, the Company purchased 212,881 shares of its common stock on the open market at a weighted average price per share of $9.98 pursuant to the open market purchase plan approved on Apr. 7, 2014 for total consideration of $2.1 million.

The Company's debt increased to $2.35 billion as of Sept. 30, 2014, compared to $2.17 billion at Dec. 31, 2013, primarily related to the financing of 17 new E175 aircraft purchased for our American Airlines fixed-fee agreement partially offset by the Company's debt repayments. As of Sept. 30, 2014, about 97% of the Company's debt is at a fixed interest rate. The Company has significant long-term lease obligations for aircraft that are classified as operating leases and are not reflected as liabilities on the Company's consolidated balance sheet. At a 6% discount factor, the present value of these lease obligations was about $0.51 billion and $0.59 billion as of Sept. 30, 2014, and Dec. 31, 2013, respectively.

Recent Events
Today the Company redeemed a convertible note by paying $26.5 million in cash.  At the time of redemption the convertible note had a nominal value of $28.0 million, which included accrued interest.  The retirement of the convertible note will remove 2.8 million shares from the Company’s dilutive share count and will remove about $1.7 million of interest expense on an annual basis going forward.

Corporate Information
Republic Airways Holdings Inc., based in Indianapolis, Indiana, is an airline holding company that owns Chautauqua Airlines, Republic Airlines and Shuttle America, collectively “the airlines.” As of Sept. 30, 2014, the airlines operate a combined fleet of about 240 aircraft and offer scheduled passenger service on more than 1,300 flights daily to about 100 cities in the U.S. and Canada through fixed-fee flights operated under our major airline partner brands, including American Eagle, Delta Connection, United Express, and US Airways Express. The Company currently employs about 6,500 aviation professionals. For more information about Republic Airways, please visit our website at www.rjet.com.

The Company will conduct a telephone briefing to discuss its third quarter 2014 results at 10 a.m. (EDT)Wednesday, Oct. 29, 2014. This call is being webcast by Thomson/Reuters and can be accessed at the Republic Airways Holdings' website, www.rjet.com. Those wishing to participate can do so by calling (877) 703-6105. International callers can participate by calling +1 (857) 244-7324; the passcode is 50212418.

To listen to a telephone replay of the webcast, call (888) 286-8010 and use password 73297956. International telephone replay will be available by calling +1 (617) 801-6888 and using the same password. The replay will be available from 2 p.m. (EDT) Oct. 29, 2014, to 11:59 p.m. (EST) Nov. 5, 2014.

Additional Information

In addition to historical information, this release contains forward-looking statements. Republic Airways Holdings Inc. may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Republic Airways' beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “may,” “will,” “should,” “plan,” “estimate,” “predict,” “potential,” “continue,” or “likely” and similar expressions as well as the negative of such expressions are used to identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Republic Airways as of such date. Republic Airways assumes no obligation to update any forward-looking statement. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company's most recent filing with the Securities and Exchange Commission.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (In millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Increase / (Decrease)	2014	2013	% Increase / (Decrease)
OPERATING REVENUES:
Fixed-fee service	$343.7	$320.3	7.3%	$1,009.2	$941.2	7.2%
Passenger service	—	12.6	(100.0)%	—	41.6	(100.0)%
Charter and other	6.0	5.7	5.3%	21.0	17.2	22.1%
Total operating revenues	349.7	338.6	3.3%	1,030.2	1,000.0	3.0%
OPERATING EXPENSES:
Wages and benefits	93.8	87.1	7.7%	274.8	256.6	7.1%
Aircraft fuel	5.1	11.3	(54.9)%	18.0	37.1	(51.5)%
Landing fees and airport rents	7.0	7.9	(11.4)%	20.8	38.3	(45.7)%
Aircraft and engine rent	31.9	32.0	(0.3)%	94.3	91.6	2.9%
Maintenance and repair	65.9	67.3	(2.1)%	191.9	184.0	4.3%
Insurance and taxes	5.0	6.5	(23.1)%	15.9	18.5	(14.1)%
Depreciation and amortization	43.7	37.0	18.1%	127.2	110.5	15.1%
Other impairment charges	—	21.2	(100.0)%	19.9	21.2	(6.1)%
Other	36.5	35.5	2.8%	109.4	107.5	1.8%
Total operating expenses	288.9	305.8	(5.5)%	872.2	865.3	0.8%

OPERATING INCOME	60.8	32.8	85.4%	158.0	134.7	17.3%
OTHER INCOME (EXPENSE):
Interest expense	(30.4)	(27.4)	10.9%	(90.0)	(83.1)	8.3%
Fair value gain - restructuring asset	—	—	—%	18.4	—	100.0%
Other, net	0.1	—	100.0%	0.2	0.1	100.0%
Total other expense	(30.3)	(27.4)	10.6%	(71.4)	(83.0)	(14.0)%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	30.5	5.4	464.8%	86.6	51.7	67.5%

INCOME TAX EXPENSE	12.0	1.1	990.9%	34.0	19.9	70.9%

INCOME FROM CONTINUING OPERATIONS	18.5	4.3	330.2%	52.6	31.8	65.4%

INCOME FROM DISCONTINUED OPERATIONS:
Income from discontinued operations, net of tax	—	29.8	(100.0)%	—	27.2	(100.0)%
Loss from disposal of discontinued operations, net of tax	—	(47.9)	(100.0)%	—	(47.9)	(100.0)%
Loss from discontinued operations, net of tax	—	(18.1)	(100.0)%	—	(20.7)	(100.0)%

NET INCOME (LOSS)	$18.5	$(13.8)	234.1%	$52.6	$11.1	373.9%

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE - BASIC	$0.37	$0.09	311.1%	1.06	0.64	65.6%
INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE - DILUTED	$0.35	$0.09	288.9%	1.01	0.60	68.3%
NET INCOME (LOSS) PER COMMON SHARE - BASIC	$0.37	$(0.28)	232.1%	1.06	0.22	381.8%
NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$0.35	$(0.26)	234.6%	1.01	0.23	339.1%

Weighted average common shares:
Basic	49.9	49.4	1.0%	49.8	49.8	—%
Diluted	53.0	52.5	1.0%	53.0	55.1	(3.8)%

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (In millions, except share and per share amounts)

	September 30,	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$257.7	$276.7
Restricted cash	25.8	24.0
Receivables - net of allowance for doubtful accounts of $2.8 and $1.5, respectively	18.3	48.3
Inventories	64.6	71.9
Prepaid expenses and other current assets	15.9	17.7
Deferred income taxes	16.3	15.7
Total current assets	398.6	454.3
Aircraft and other equipment, net	2,841.4	2,563.6
Maintenance deposits	51.0	36.6
Other assets	228.1	216.8
Total assets	$3,519.1	$3,271.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$313.5	$276.2
Accounts payable	18.1	28.9
Accrued liabilities	161.5	163.8
Total current liabilities	493.1	468.9
Long-term debt - less current portion	2,032.3	1,890.6
Deferred credits and other non-current liabilities	92.1	100.7
Deferred income taxes	295.5	260.4
Total liabilities	2,913.0	2,720.6
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.001 par value; one vote per share;150,000,000 shares authorized; 59,584,332 and 59,704,943 shares issued and 49,786,619 and 49,525,594 shares outstanding, respectively	—	—
Additional paid-in-capital	425.0	420.2
Treasury stock, 9,546,147 and 9,333,266 shares at cost, respectively	(184.0)	(181.8)
Accumulated other comprehensive loss	(2.4)	(2.6)
Accumulated earnings	367.5	314.9
Total stockholders' equity	606.1	550.7
Total liabilities and stockholders' equity	$3,519.1	$3,271.3

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (In millions)

	Nine Months Ended September 30,
	2014	2013

NET CASH FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS	$259.4	$170.0

INVESTING ACTIVITIES:
Purchase of aircraft and other equipment	(445.6)	(233.4)
Proceeds from sale of other assets	8.6	40.1
Aircraft deposits	(20.0)	(25.0)
Change in restricted cash	(1.8)	(2.4)

NET CASH USED IN INVESTING ACTIVITIES OF CONTINUING OPERATIONS	(458.8)	(220.7)

FINANCING ACTIVITIES:
Payments on debt	(213.2)	(147.9)
Proceeds from debt issuance and refinancing	397.1	236.8
Payments on early extinguishment of debt and refinancing	—	(58.7)
Proceeds from exercise of stock options	1.3	3.9
Purchase of treasury stock	(2.1)	—
Other, net	(2.7)	(2.3)

NET CASH FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS	180.4	31.8

DISCONTINUED OPERATIONS
Cash from operating activities	—	66.4
Cash from investing activities	—	(8.0)
Cash from financing activities	—	(31.0)
LESS: NET CASH FROM DISCONTINUED OPERATIONS	—	27.4
	—	—

NET CHANGES IN CASH AND CASH EQUIVALENTS	(19.0)	(18.9)
CASH AND CASH EQUIVALENTS—Beginning of period	276.7	210.8
CASH AND CASH EQUIVALENTS—End of period	$257.7	$191.9

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES UNAUDITED OPERATING HIGHLIGHTS

Operating Highlights	Three Months Ended September 30,
	2014	2013	Change

Operating aircraft at period end:
44-50 seats[7]	42	68	(38.2)%
69-99 seats[8]	198	167	18.6%
Block hours[5]	194,716	190,589	2.2%
Departures	110,272	114,037	(3.3)%
Passengers carried	5,946,742	5,624,693	5.7%
Revenue passenger miles ("RPM") (millions)[1]	3,011	2,688	12.0%
Available seat miles ("ASM") (millions)[2]	3,818	3,470	10.0%
Passenger load factor[3]	78.9%	77.5%	1.4 pts
Cost per ASM, including interest expense (cents)[4]	8.36	9.60	(12.9)%
Cost per ASM, including interest expense and excluding fuel expense (cents)	8.23	9.28	(11.3)%
Gallons consumed	1,369,716	3,178,707	(56.9)%
Average cost per gallon	$3.72	$3.55	4.8%
Average daily utilization of each aircraft (hours)[6]	9.8	9.7	1.0%
Average length of aircraft flights (miles)	496	460	7.8%
Average seat density	70	66	6.1%

1.	Revenue passenger miles are the number of scheduled miles flown by revenue passengers.

2.	Available seat miles are the number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

3.	Passenger load factor is revenue passenger miles divided by available seat miles.

4.	Total operating costs, including interest expense, divided by available seat miles.

5.	Hours from takeoff to landing, including taxi time.

6.	Average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

7.
Excludes 11 owned and four leased E140 aircraft that were permanently parked, one owned and 11 leased E145 aircraft that were parked, and one owned E135 aircraft and 11 owned E145 aircraft that are subleased, as of September 30, 2014.

8.	Excludes two parked E190 aircraft, three owned E190 aircraft and three owned E170 aircraft that are subleased, as of September 30, 2014.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES UNAUDITED OPERATING HIGHLIGHTS

Operating Highlights	Nine Months Ended September 30,
	2014	2013	Change

Operating aircraft at period end:
44-50 seats[7]	42	68	(38.2)%
69-99 seats[8]	198	167	18.6%
Block hours[5]	572,077	555,255	3.0%
Departures	320,120	327,060	(2.1)%
Passengers carried	16,985,158	15,910,016	6.8%
Revenue passenger miles ("RPM") (millions)[1]	8,612	7,601	13.3%
Available seat miles ("ASM") (millions)[2]	10,899	9,975	9.3%
Passenger load factor[3]	79.0%	76.2%	2.8 pts
Cost per ASM, including interest expense (cents)[4]	8.66	9.51	(8.9)%
Cost per ASM, including interest expense and excluding fuel expense (cents)	8.49	9.13	(7.0)%
Gallons consumed	4,764,891	10,328,831	(53.9)%
Average cost per gallon	$3.78	$3.59	5.2%
Average daily utilization of each aircraft (hours)[6]	9.5	9.7	(2.1)%
Average length of aircraft flights (miles)	495	464	6.7%
Average seat density	69	66	4.5%

1.	Revenue passenger miles are the number of scheduled miles flown by revenue passengers.

2.	Available seat miles are the number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

3.	Passenger load factor is revenue passenger miles divided by available seat miles.

4.	Total operating costs, including interest expense and fair value gain, divided by available seat miles.

5.	Hours from takeoff to landing, including taxi time.

6.	Average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

7.
Excludes 11 owned and four leased E140 aircraft that were permanently parked, one owned and 11 leased E145 aircraft that were parked, and one owned E135 aircraft and 11 owned E145 aircraft that are subleased, as of September 30, 2014.

8.	Excludes two parked E190 aircraft, three owned E190 aircraft and three owned E170 aircraft that are subleased, as of September 30, 2014.

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to its comparable GAAP basis financial measures. The Company believes that the non-GAAP financial measures provide investors meaningful measurements of the Company's financial performance.

Reconciliation of Pre-tax Income from Continuing Operations to Adjusted Pre-tax Income from Continuing Operations

	Three Months ended September 30,			Nine Months ended September 30,
($ in millions)	2014	2013	% Increase / (Decrease)	2014	2013	% Increase / (Decrease)
Pre-tax income from continuing operations	$30.5	$5.4	464.8%	$86.6	$51.7	67.5%
Adjust:
Other impairment charge	—	21.2	(100.0)%	19.9	21.2	(6.1)%
Fair value gain - restructuring asset	—	—	—%	(18.4)	—	(100.0)%
Adjusted pre-tax income from continuing operations	$30.5	$26.6	14.7%	$88.1	$72.9	20.9%